Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Tushar Jain

Synopsys, Inc.

650-584-4289

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Cara Walker

Synopsys, Inc.

650-584-5000

corp-pr@synopsys.com

Synopsys Posts Financial Results for Fourth Quarter and Fiscal Year 2025

Results Summary

•	Record full-year 2025 revenue of $7.054 billion. Fourth-quarter revenue of $2.255 billion, exceeding midpoint of guidance.

•	Full-year and fourth-quarter non-GAAP earnings per diluted share (EPS) exceeded guidance.

•

Expecting fiscal year 2026 revenue of $9.610 billion at mid-point, including $2.9 billion of expected Ansys revenue and reflecting the impact of approximately $110 million of divested Optical Solutions Group and PowerArtist RTL businesses.

SUNNYVALE, Calif. – December 10, 2025 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its fourth quarter and fiscal year 2025. Revenue for the fourth quarter of fiscal year 2025 was $2.255 billion, compared to $1.636 billion for the fourth quarter of fiscal year 2024. Ansys contributed $667.7 million in revenue for the fourth quarter of fiscal year 2025. Revenue for fiscal year 2025 was $7.054 billion, an increase of approximately 15% from $6.127 billion in fiscal year 2024. Ansys contributed $756.6 million in revenue for fiscal year 2025.

“The Synopsys team delivered a solid finish to a year that redefined our company as the leader in engineering solutions from silicon to systems,” said Sassine Ghazi, president and CEO of Synopsys. “We enter fiscal year 2026 with an intense focus on driving sustainable growth and margin expansion through continued innovation and disciplined execution.”

“We finished the year with record revenue and strong backlog of $11.4 billion dollars, which underscores the resilience of business,” said Shelagh Glaser, CFO of Synopsys. “We expect to set another revenue record in 2026 while fully integrating Ansys, driving further operational efficiency, and capitalizing on our expanded opportunity.”

GAAP Results

On a U.S. generally accepted accounting principles (GAAP) basis, net income for the fourth quarter of fiscal year 2025 was $448.7 million, or $2.39 per diluted share, compared to $279.3 million, or $1.79 per diluted share, for the fourth quarter of fiscal year 2024. GAAP net income for fiscal year 2025 was $1.336 billion, or $8.07 per diluted share, compared to $1.442 billion, or $9.25 per diluted share, for fiscal year 2024.

Non-GAAP Results

On a non-GAAP basis, net income for the fourth quarter of fiscal year 2025 was $543.1 million, or $2.90 per diluted share, compared to non-GAAP net income of $529.9 million, or $3.40 per diluted share, for the fourth quarter of fiscal year 2024. Non-GAAP net income for fiscal year 2025 was $2.138 billion, or $12.91 per diluted share, compared to non-GAAP net income of $2.058 billion, or $13.20 per diluted share, for fiscal year 2024.

For a reconciliation of net income, earnings per diluted share and other measures on a GAAP and non-GAAP basis, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Business Segments

Synopsys reports revenue and operating income in two segments: (1) Design Automation, which includes our advanced silicon design, verification products and services, Ansys products, system integration products and services, digital, custom and field programmable gate array IC design software, verification software and hardware products, manufacturing software products and other; and (2) Design IP, which includes our interface, foundation, security, and embedded processor IP, IP subsystems, and IP implementation services.

Continuing Operations

On September 30, 2024, Synopsys completed the sale of its Software Integrity business. Unless otherwise noted, Synopsys’ Software Integrity business has been presented as a discontinued operation in the Synopsys’ consolidated financial statements for all periods presented herein and all financial results and targets are presented herein on a continuing operations basis.

Financial Targets

Synopsys also provided its consolidated financial targets for the first quarter and full fiscal year 2026. These targets also assume no further changes to export control restrictions or the current U.S. government “Entity List” restrictions. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

First Quarter and Full Fiscal Year 2026 Financial Targets

(in millions except per share amounts)

	Range for Three Months Ending		Range for Fiscal Year Ending
	January 31, 2026		October 31, 2026
	Low	High	Low	High
Revenue	$2,365	$2,415	$9,560	$9,660
GAAP Expenses	$2,165	$2,230	$8,468	$8,608
Non-GAAP Expenses	$1,395	$1,425	$5,690	$5,750
Non-GAAP Interest and Other Income (Expense), net	$(154)	$(150)	$(515)	$(505)
Non-GAAP Tax Rate	18%	18%	18%	18%
Outstanding Shares (fully diluted)	190	192	192	194
GAAP EPS	$0.22	$0.41	$2.49	$2.90
Non-GAAP EPS	$3.52	$3.58	$14.32	$14.40
Operating Cash Flow			~$2,200
Free Cash Flow(1)			~$1,900
Capital Expenditures			~$300

(1)	Free cash flow is calculated as cash provided from operating activities less capital expenditures.

For a reconciliation of Synopsys’ first quarter and fiscal year 2026 targets, including expenses, earnings per diluted share and other measures on a GAAP and non-GAAP basis and a discussion of the financial targets that we are not able to reconcile without unreasonable efforts, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available on Synopsys’ corporate website at www.investor.synopsys.com. Synopsys uses its website as a tool to disclose important information about Synopsys and comply with its disclosure obligations under Regulation Fair Disclosure. A webcast replay will also be available on the corporate website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the first quarter of fiscal year 2026.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call, the information contained in the financial supplement and the corporate overview presentation, each of which are available on Synopsys’ corporate website at www.synopsys.com (collectively, the “Earnings Materials”), represent Synopsys’ expectations and beliefs as of December 10, 2025. Although these Earnings Materials will remain available on Synopsys’ website through the date of the earnings call for the first quarter of fiscal year 2026, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys undertakes no duty and does not intend to update any forward-looking statement, whether as a result of new information or future events, or otherwise update, the targets given in this press release unless required by law.

Availability of Final Financial Statements

Synopsys will include final financial statements for the fiscal year 2025 in its annual report on Form 10-K to be filed on or before December 30, 2025.

Reconciliation of Fourth Quarter and Fiscal Year 2025 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income, earnings per diluted share, and tax rate for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter and Fiscal Year 2025 Results(1)

(unaudited and in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2025	2024	2025	2024
GAAP net income from continuing operations attributed to Synopsys	$448,696	$279,281	$1,336,120	$1,441,710
Adjustments:
Amortization of acquired intangible assets	405,190	54,258	504,383	104,220
Stock-based compensation	237,385	165,116	893,110	656,632
Acquisition/divestiture related items	(512,831)	62,428	(248,476)	172,638
(Gain) loss on sale of strategic investments	—	—	3,635	(55,077)
Tax adjustments	(35,332)	(31,158)	(350,885)	(262,322)

Non-GAAP net income from continuing operations attributed to Synopsys	$543,108	$529,925	$2,137,887	$2,057,801

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2025	2024	2025	2024
GAAP net income from continuing operations per diluted share attributed to Synopsys	$2.39	$1.79	$8.07	$9.25
Adjustments:
Amortization of acquired intangible assets	2.16	0.35	3.04	0.67
Stock-based compensation	1.27	1.06	5.39	4.21
Acquisition/divestiture related items	(2.74)	0.40	(1.50)	1.11
(Gain) loss on sale of strategic investments	—	—	0.02	(0.35)
Tax adjustments	(0.18)	(0.20)	(2.11)	(1.69)

Non-GAAP net income from continuing operations per diluted share attributed to Synopsys	$2.90	$3.40	$12.91	$13.20

Shares used in computing net income per diluted share amounts:	187,502	155,991	165,656	155,944

(1)

Synopsys’ fourth quarter of fiscal year 2025 and 2024 ended on October 31, 2025 and November 2, 2024, respectively. For presentation purposes, we refer to the closest calendar month end. Fiscal year 2024 was a 53-week year, which included an extra week in the first quarter.

GAAP TO NON-GAAP TAX RATE RECONCILIATION (1)

(Unaudited)

Twelve Months Ended
October 31, 2025
GAAP effective tax rate	4.0%
Stock-based compensation	(1.3)%
Income tax adjustments (2)	13.3%

Non-GAAP effective tax rate	16.0%

(1)	Presented on a continuing operations basis.
(2)

The tax adjustments are primarily due to the capital loss on the sale of Synopsys’ ownership in OpenLight Photonics, Inc., the tax benefit from the release of valuation allowance on California research credits due to the Ansys Merger, the differences in the tax rate effect of certain deductions, such as the deduction for foreign-derived intangible income and credits, and the impact of discrete uncertain tax positions.

Reconciliation of 2026 Targets

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP targets for the periods indicated below.

GAAP TO NON-GAAP RECONCILIATION OF FIRST QUARTER FISCAL YEAR 2026 TARGETS

(in thousands, except per share amounts)

	Range for Three Months Ending
	January 31, 2026
	Low	High
Target GAAP expenses	$2,165,000	$2,230,000
Adjustments:
Amortization of acquired intangible assets	(400,000)	(405,000)
Stock-based compensation	(260,000)	(270,000)
Restructuring charges	(110,000)	(130,000)

Target non-GAAP expenses	$1,395,000	$1,425,000

	Range for Three Months Ending
	January 31, 2026
	Low	High
Target GAAP earnings per diluted share attributed to Synopsys	$0.22	$0.41
Adjustments:
Amortization of acquired intangible assets	2.12	2.09
Stock-based compensation	1.41	1.36
Restructuring charges	0.68	0.58
Tax adjustments	(0.91)	(0.86)

Target non-GAAP earnings per diluted share attributed to Synopsys	$3.52	$3.58

Shares used in non-GAAP calculation (midpoint of target range)	191,000	191,000

GAAP TO NON-GAAP RECONCILIATION OF FULL FISCAL YEAR 2026 TARGETS

(in thousands, except per share amounts)

	Range for Fiscal Year Ending
	October 31, 2026
	Low	High
Target GAAP expenses	$8,468,000	$8,608,000
Adjustments:
Amortization of acquired intangible assets	(1,608,000)	(1,618,000)
Stock-based compensation	(970,000)	(990,000)
Restructuring charges	(200,000)	(250,000)

Target non-GAAP expenses	$5,690,000	$5,750,000

	Range for Fiscal Year Ending
	October 31, 2026
	Low	High
Target GAAP earnings per diluted share attributed to Synopsys	$2.49	$2.90
Adjustments:
Amortization of acquired intangible assets	8.38	8.33
Stock-based compensation	5.13	5.03
Restructuring charges	1.30	1.04
Tax adjustments	(2.98)	(2.90)

Target non-GAAP earnings per diluted share attributed to Synopsys	$14.32	$14.40

Shares used in non-GAAP calculation (midpoint of target range)	193,000	193,000

Forward-Looking Statements

This press release and the investor conference call contain forward-looking statements, including, but not limited to, statements concerning our short-term and long-term financial targets, expectations and objectives; our businesses, business segments, strategies, partnerships, initiatives and opportunities, including, among other things, the reallocation of resources in our Design IP segment to higher growth opportunities and planned restructuring activities; industry growth and technological trends; our market outlook; the macroeconomic environment and global economic conditions; the impact of current and future U.S. and foreign trade regulations, government actions and regulatory changes, such as export control restrictions and tariffs, including the anticipated impact of China export control restrictions; the Ansys integration and its expected impact, including expected synergies and the timing thereof and our ability to create joint solutions as a combined company; planned dispositions and their expected impact; our key customers, customer concentration, customer demand and market expansion; product development and our planned product releases and capabilities; the expected realization of our contracted but unsatisfied or partially unsatisfied performance obligations (backlog); planned stock repurchases; our expected tax rate; and the impact and result of pending legal, regulatory, administrative and tax proceedings. These statements involve risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in such forward-looking statements. Such risks, uncertainties and factors include, but are not limited to: macroeconomic conditions and geopolitical uncertainty in the global economy; uncertainty in the growth of the semiconductor and electronics industries; the highly competitive industry we operate in; actions by the U.S. or foreign governments, such as the imposition of additional export restrictions or tariffs; consolidation among our customers and our dependence on a relatively small number of large customers; risks and compliance obligations relating to the global nature of our operations; failure to realize the benefits expected from our recent acquisition of ANSYS, Inc. (Ansys Merger) or unexpected difficulties or expenditures arising therefrom; risks related to inaccuracies in, or failures to achieve, our operational and business metrics or forecasts of growth; and more. Additional information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings we make with the SEC from time to time, including in the sections entitled “Risk Factors” in our latest Annual Report on Form 10-K and in our latest Quarterly Report on Form 10-Q. The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Synopsys’ most recent reports on Forms 10-K and 10-Q, each as may be amended from time to time. Synopsys’ financial results for its fourth quarter and fiscal year 2025 are not necessarily indicative of Synopsys’ operating results for any future periods. The information provided herein is as of December 10, 2025. Synopsys undertakes no duty to, and does not intend to, update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

SYNOPSYS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME (1)

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2025	2024	2025	2024
Revenue:
Time-based products	$940,681	$834,375	$3,489,609	$3,224,299
Upfront products	615,398	520,939	2,010,602	1,802,222

Total products revenue	1,556,079	1,355,314	5,500,211	5,026,521
Maintenance and service	698,781	280,672	1,553,967	1,100,915

Total revenue	2,254,860	1,635,986	7,054,178	6,127,436
Cost of revenue:
Products	251,212	216,485	867,165	770,238
Maintenance and service	154,217	91,707	444,526	367,055
Amortization of acquired intangible assets	249,234	66,831	311,858	107,996

Total cost of revenue	654,663	375,023	1,623,549	1,245,289

Gross margin	1,600,197	1,260,963	5,430,629	4,882,147
Operating expenses:
Research and development	746,842	554,818	2,479,338	2,082,360
Sales and marketing	390,491	219,225	1,074,191	859,342
General and administrative	185,515	172,032	769,648	568,496
Amortization of acquired intangible assets	155,956	4,086	192,525	16,238

Total operating expenses	1,478,804	950,161	4,515,702	3,526,436

Operating income	121,393	310,802	914,927	1,355,711
Interest expense	(194,752)	(16,282)	(446,729)	(36,829)
Other income (expense), net	589,883	28,359	924,944	194,976

Income before income taxes	516,524	322,879	1,393,142	1,513,858
Provision for income taxes	68,071	62,084	55,991	99,718

Net income from continuing operations	448,453	260,795	1,337,151	1,414,140

Income (loss) from discontinued operations, net of income taxes	—	834,825	(3,900)	821,670

Net income	448,453	1,095,620	1,333,251	2,235,810
Less: Net income (loss) attributed to non-controlling interest and redeemable non-controlling interest	(243)	(18,486)	1,031	(27,570)

Net income attributed to Synopsys	$448,696	$1,114,106	$1,332,220	$2,263,380

Net income (loss) attributed to Synopsys
Continuing operations	$448,696	$279,281	$1,336,120	$1,441,710
Discontinued operations	—	834,825	(3,900)	821,670

Net income	$448,696	$1,114,106	$1,332,220	$2,263,380

Net income (loss) per share attributed to Synopsys—basic:
Continuing operations	$2.42	$1.81	$8.15	$9.41
Discontinued operations	—	5.43	(0.02)	5.37

Basic net income per share	$2.42	$7.24	$8.13	$14.78

Net income (loss) per share attributed to Synopsys—diluted:
Continuing operations	$2.39	$1.79	$8.07	$9.25
Discontinued operations	—	5.35	(0.03)	5.26

Diluted net income per share	$2.39	$7.14	$8.04	$14.51

Shares used in computing per share amounts:
Basic	185,779	153,916	163,947	153,138

Diluted	187,502	155,991	165,656	155,944

(1)

Synopsys’ fourth quarter of fiscal year 2025 and 2024 ended on October 31, 2025 and November 2, 2024, respectively. For presentation purposes, we refer to the closest calendar month end. Fiscal year 2024 was a 53-week year, which included an extra week in the first quarter.

SYNOPSYS, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS (1)

(in thousands, except par value amounts)

	October 31, 2025	October 31, 2024
ASSETS:
Current assets:
Cash and cash equivalents	$2,888,030	$3,896,532
Short-term investments	72,929	153,869

Total cash, cash equivalents and short-term investments	2,960,959	4,050,401
Accounts receivable, net	1,505,427	934,470
Inventories	365,190	361,849
Prepaid and other current assets	1,180,526	1,122,946

Total current assets	6,012,102	6,469,666
Property and equipment, net	696,693	563,006
Operating lease right-of-use assets, net	702,008	565,917
Goodwill	26,899,215	3,448,850
Intangible assets, net	12,679,591	195,164
Deferred income taxes	112,159	1,247,258
Other long-term assets	1,122,693	583,700

Total assets	$48,224,461	$13,073,561

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$1,326,211	$1,163,592
Operating lease liabilities	128,205	94,791
Deferred revenue	2,245,961	1,391,737
Short-term debt	22,117	—

Total current liabilities	3,722,494	2,650,120
Long-term operating lease liabilities	680,698	574,065
Long-term deferred revenue	382,557	340,831
Long-term debt	13,462,398	15,601
Other long-term liabilities	1,649,299	469,738

Total liabilities	19,897,446	4,050,355
Redeemable non-controlling interest	—	30,000
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 185,994 and 154,112 shares outstanding, respectively	1,860	1,541
Capital in excess of par value	18,640,947	1,211,206
Retained earnings	10,315,487	8,984,105
Treasury stock, at cost: 1,222 and 3,148 shares, respectively	(398,278)	(1,025,770)
Accumulated other comprehensive income (loss)	(232,414)	(180,380)

Total Synopsys stockholders’ equity	28,327,602	8,990,702
Non-controlling interest	(587)	2,504

Total stockholders’ equity	28,327,015	8,993,206

Total liabilities, redeemable non-controlling interest and stockholders’ equity	$48,224,461	$13,073,561

(1)

Synopsys’ fiscal year 2025 and 2024 ended on October 31, 2025 and November 2, 2024, respectively. For presentation purposes, we refer to the closest calendar month end. Fiscal year 2024 was a 53-week year, which included an extra week in the first quarter.

SYNOPSYS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)

(in thousands)

	Twelve Months Ended
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,333,251	$2,235,810
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	660,430	295,065
Reduction of operating lease right-of-use assets	117,273	97,273
Amortization of capitalized costs to obtain revenue contracts	53,237	73,587
Stock-based compensation	893,294	692,316
Allowance for credit losses	50,891	19,724
(Gain) loss on sale of strategic investments	3,635	(55,077)
Gain on sale of building	(51,385)	(1,906)
Gain on divestitures, net of transaction costs	(508,044)	(868,830)
Amortization of bridge financing costs	41,996	33,677
Amortization of debt issuance costs	13,847	—
Deferred income taxes	(470,693)	(407,649)
Other	(888)	611
Net changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(174,140)	(103,460)
Inventories	(22,517)	(51,449)
Prepaid and other current assets	66,918	(410,432)
Other long-term assets	(481,376)	(168,255)
Accounts payable and accrued liabilities	(13,487)	187,564
Operating lease liabilities	(113,603)	(96,966)
Income taxes	6,351	(73,215)
Deferred revenue	235,261	8,641
Unrealized loss on settlement of interest rate treasury lock	(121,643)	—

Net cash provided by operating activities	1,518,608	1,407,029

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of short-term investments	58,016	126,703
Proceeds from sales of short-term investments	157,204	12,258
Purchases of short-term investments	(65,708)	(136,821)
Proceeds from sales of strategic investments	3,566	55,696
Purchases of strategic investments	(4,100)	(1,293)
Purchases of property and equipment, net	(169,454)	(139,500)
Proceeds from sale of building	74,279	16,339
Acquisitions, net of cash acquired	(16,681,257)	(156,947)
Proceeds from business divestitures, net of cash divested	746,550	1,446,578
Other	(365)	—

Net cash provided by (used in) investing activities	(15,881,269)	1,223,013

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt, net of issuance costs	14,329,340	—
Repayment of debt	(863,637)	(2,607)
Payment of bridge financing and term loan costs	—	(72,265)
Issuances of common stock	228,418	232,212
Payments for taxes related to net share settlement of equity awards	(305,501)	(337,541)
Redemption of redeemable non-controlling interest	(30,000)	—
Other	(2,863)	(1,096)

Net cash provided by (used in) financing activities	13,355,757	(181,297)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,896	8,797

Net change in cash, cash equivalents and restricted cash	(1,005,008)	2,457,542
Cash, cash equivalents and restricted cash, beginning of year, including cash from discontinued operations	3,898,729	1,441,187

Cash, cash equivalents and restricted cash, end of period, including cash from discontinued operations	2,893,721	3,898,729
Less: Cash, cash equivalents and restricted cash from discontinued operations	—	—

Cash, cash equivalents and restricted cash from continuing operations	$2,893,721	$3,898,729

(1)

Synopsys’ fiscal year 2025 and 2024 ended on October 31, 2025 and November 2, 2024, respectively. For presentation purposes, we refer to the closest calendar month end. Fiscal year 2024 was a 53-week year, which included an extra week in the first quarter.

Synopsys provides segment information, namely revenue, adjusted segment operating income and adjusted segment operating margin, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 280, Segment Reporting. Synopsys’ chief operating decision maker (“CODM”) is our Chief Executive Officer. In evaluating our business segments, the CODM considers the income and expenses that the CODM believes are directly related to those segments. The CODM does not allocate certain operating expenses managed at a consolidated level to our business segments and, as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table below. These unallocated expenses are presented in the table below to provide a reconciliation of the total adjusted operating income from segments to our consolidated operating income from continuing operations:

SYNOPSYS, INC.

BUSINESS SEGMENT REPORTING (1)(2)

(in millions)

	Three Months Ended October 31, 2025	Three Months Ended October 31, 2024	Twelve Months Ended October 31, 2025	Twelve Months Ended October 31, 2024
Revenue by segment
- Design Automation	$1,847.7	$1,118.2	$5,302.4	$4,221.1
% of Total	81.9%	68.3%	75.2%	68.9%
- Design IP	$407.2	$517.8	$1,751.8	$1,906.3
% of Total	18.1%	31.7%	24.8%	31.1%
Adjusted operating income by segment
- Design Automation	$766.3	$413.3	$2,213.5	$1,631.9
- Design IP	$56.2	$189.9	$419.3	$730.2
Adjusted operating margin by segment
- Design Automation	41.5%	37.0%	41.7%	38.7%
- Design IP	13.8%	36.7%	23.9%	38.3%

TOTAL ADJUSTED SEGMENT OPERATING INCOME RECONCILIATION (1)(2)

(in millions)

	Three Months Ended October 31, 2025	Three Months Ended October 31, 2024	Twelve Months Ended October 31, 2025	Twelve Months Ended October 31, 2024
GAAP total operating income – as reported	$121.4	$310.8	$914.9	$1,355.7
Other expenses managed at consolidated level
-Amortization of acquired intangible assets (3)	405.2	70.9	504.4	124.2
-Stock-based compensation (3)	237.4	165.4	893.3	657.9
-Non-qualified deferred compensation plan	22.5	9.2	65.5	85.4
-Acquisition/divestiture related items (4)	36.1	47.0	254.8	138.7

Total adjusted segment operating income	$822.6	$603.2	$2,632.9	$2,362.1

(1)	Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Amounts may not foot due to rounding.
(2)

Synopsys’ fourth quarter of fiscal year 2025 and 2024 ended on October 31, 2025 and November 2, 2024, respectively. For presentation purposes, we refer to the closest calendar month end. Fiscal year 2024 was a 53-week year, which included an extra week in the first quarter.

(3)	The adjustment includes non-GAAP expenses attributable to non-controlling interest and redeemable non-controlling interest.
(4)

The adjustment excludes the amortization of bridge financing costs entered into in connection with the Ansys Merger that was recorded in interest expense, and certain divestiture related items that were recorded in other income (expense), net in our unaudited consolidated statements of income.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP but acknowledges evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal budgeting and resource allocation purposes. This press release includes non-GAAP earnings per diluted share, non-GAAP net income and non-GAAP tax rate for the periods presented. It also includes future estimates for non-GAAP expenses, non-GAAP interest and other income (expense), non-GAAP tax rate, non-GAAP earnings per diluted share and free cash flow. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

When possible, Synopsys provides a reconciliation of non-GAAP financial measures to their most closely applicable GAAP financial measures. Synopsys is unable to provide a full reconciliation of certain first quarter and full fiscal year 2026 non-GAAP financial targets to the corresponding GAAP financial measures on a forward-looking basis because Synopsys believes that it would not be possible for it to have the required information necessary to quantitatively reconcile such measures with sufficient precision without unreasonable efforts due to, among other things, the potential variability and limited predictability of the excluded adjustment items necessary for a full reconciliation such as certain acquisition/divestiture related items, tax deduction variability, changes in the fair value of non-qualified deferred compensation plan, and gains (losses) on the sale of strategic investments. For the same reasons, Synopsys is unable to address the probable significance of the unavailable information.

Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, as superior to, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, the corresponding GAAP financial measures. Synopsys’ management believes presentation of non-GAAP financial measures, when shown in conjunction with the corresponding GAAP financial measures, provides useful information to investors allowing them to view financial and business trends relating to our financial condition and results of operations through the eyes of management. Synopsys’ management evaluates and makes decisions about our business operations using both GAAP financial measures and non-GAAP financial measures to help facilitate internal comparisons to Synopsys’ historical operating results and forecasted targets, planning and forecasting in subsequent periods and comparisons to competitors’ operating results.

The following are descriptions of the adjustments made to reconcile non-GAAP financial measures (other than free cash flow, which is defined in the footnote to the Financial Targets table above) to the most directly comparable GAAP financial measures:

(i) Amortization of acquired intangible assets. We incur expenses from amortization of acquired intangible assets, which may include impairment charges from write-downs of acquired intangible assets. Acquired intangible assets include, among other things, core/developed technology, customer relationships, contract rights, trademarks and trade names, and other intangibles related to acquisitions. We amortize the intangible assets over their estimated useful lives. We do not enter into acquisitions on a predictable cycle. The amount of an acquisition’s purchase price allocated to intangible assets and their estimated useful lives can vary significantly and are unique to each acquisition. From time to time, we incur impairment charges due to write-downs of acquired intangible assets. We believe that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets, including impairment charges, provides investors and others with a consistent basis for comparison across accounting periods. We also exclude this item because such expenses are non-cash in nature and we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our core operational performance and liquidity, and ability to invest in research and development and fund future acquisitions and capital expenditures.

(ii) Stock-based compensation. Stock-based compensation expenses consist primarily of expenses related to restricted stock units, stock options, employee stock purchase rights and other stock awards, including such expenses associated with acquisitions. We exclude stock-based compensation expense from our non-GAAP financial measures primarily because it is not an expense that typically requires or will require cash settlement by us. Further, the expense for the fair value of the stock-based instruments we utilize may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards and, therefore, is not used by management to assess the core profitability of our business operations.

(iii) Acquisition/divestiture related items. In connection with certain of our business combinations and/or divestitures, we incur significant expenses that we would not have otherwise incurred as part of our business operations. These expenses include, among other things, compensation expenses, professional fees and other direct expenses, concurrent restructuring activities and divestiture activities, including employee severance and other exit costs, bridge financing costs, costs related to integration activities, debt forgiveness, changes to the fair value of contingent consideration related to the acquired company, and amortization of the fair value difference of below-market value assets arising from arrangements entered into or acquired in conjunction with an acquisition. We also recognize the gains and losses from the mark-up of equity or cost method investments to fair value upon obtaining control through acquisition. We exclude these items because they are related to acquisitions and divestitures and have no direct correlation to the core operation of our business. Further, because we do not acquire or divest businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, we believe it is useful to exclude such expenses when looking for a consistent basis for comparison across accounting periods.

(iv) Restructuring charges. We initiate restructuring activities to align our costs to our operating plans and business strategies based on then-current economic conditions, and such activities have a specific and defined term. Restructuring costs generally include severance and other termination benefits related to voluntary retirement programs, involuntary headcount reductions and facilities closures. Such restructuring costs include elimination of operational redundancy, permanent reductions in workforce and facilities closures and, therefore, are not considered by us to be a part of the core operation of our business and are not used by management when assessing the core profitability and performance of our business operations.

(v) Gains (losses) on the sale of strategic investments. We exclude gains and losses on the sale of equity investments in privately held companies because we do not believe they are reflective of our core business and operating results.

(vi) Deferred compensation. We exclude changes in the fair value of our non-qualified deferred compensation plan because we do not use these to assess the core profitability of our business operations.

(vii) Income tax effect of non-GAAP pre-tax adjustments. Excluding the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and the effect on net income. Beginning in fiscal year 2026, we will transition from an annual non-GAAP tax rate to a three-year normalized non-GAAP tax rate. We believe this will provide better consistency across reporting periods by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency and do not necessarily reflect our normal operations. This rate is based on our projected annual rate through fiscal year 2028, primarily due to the completion of the acquisition of Ansys in the third quarter of fiscal year 2025 and the enactment of One Big Beautiful Bill Act (the “OBBB”), which affects taxable income starting in fiscal year 2026 over the next several years. In projecting this rate, we evaluated our historical and projected mix of U.S. and international profit before tax, excluding the impact of stock-based compensation, the amortization of purchased intangibles and other GAAP only adjustments described above. We also considered other factors including our current tax structure, U.S. tax law changes, such as OBBB which impacts Synopsys’ expensing of the U.S. research expenditures commencing in fiscal year 2026, and changes to foreign derived intangible income commencing in fiscal year 2027.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the leader in engineering solutions from silicon to systems, enabling customers to rapidly innovate AI-powered products. We deliver industry-leading silicon design, IP, simulation and analysis solutions, and design services. We partner closely with our customers across a wide range of industries to maximize their R&D capability and productivity, powering innovation today that ignites the ingenuity of tomorrow. Learn more at www.synopsys.com.

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